Exhibit 10.6

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 19th day of October 2009.

AMONG:

Wind Works Power Corp., a Nevada corporation, located at 346 Waverley Street Ottawa, Ontario  K2P 0W5,

(“Wind Works”)

AND

Wind Works Power Canada Inc., an Ontario Corporation located at 346 Waverley Street Ottawa, Ontario  K2P 0W5

(“Wind Works Power”)

AND:

Skyway 126 Wind Energy Inc., a corporation existing under the laws of Ontario and having its head office at 3042 Concession Road 3 Adjala, RR 1, Hockley Valley, Palgrave, Ontario, L0N 1P0

(“Skyway 126”),

AND:

Derek Tenant

(“Selling Shareholder”)

WHEREAS:

A.	Wind Works Power is a wholly owned subsidiary of Wind Works.

B.	Wind Works Power will acquire 70% of the issued and outstanding shares of common stock of Skyway 126.

C.	The Selling Shareholder is the registered and beneficial owner of 70% of the Class B Common flow through voting shares of the capital of Skyway (the “ Class B Common Stock”);

D.
Wind Works has agreed to issue   2,000,000  common shares in the capital of Wind Works  as of the Closing Date, in  consideration for the purchase by Wind Works Power  of 70%  of the issued and outstanding Class B Common Stock of Skyway 126.

E.	Skyway 126 is the registered and beneficial owner of an existing 10 Megawatt (MW) wind energy project under development in Clearview Township in the Province of Ontario. See attached Schedule 3.

F.	Skyway 126 has a HydroOne queue position (IFA #929), land leases for a 10MW project, and one year of wind data.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

DEFINITIONS

Definitions

1.1           The following terms have the following meanings, unless the context indicates otherwise:

“Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

“Closing” shall mean the completion of the Transaction, in accordance with this Agreement  hereof, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

“Closing Date” shall mean a date mutually agreed upon by the parties hereto in writing and subject to the satisfaction or waiver by Wind Works and Skyway of the conditions precedent set out in Sections 0 and 0 respectively;

“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;

“GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

“Liabilities” shall include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

“Selling Shareholders” are those shareholders set forth on Schedule 2 executing this Agreement as may be amended time to time prior to Closing

“Shareholders” are those shareholders set forth on Schedule 1 owning 70% of the outstanding equity securities of Skyway.

“Skyway Shares” shall mean the Class B Common Stock held by the Selling Shareholders.

“SEC” shall mean the Securities and Exchange Commission;

“Securities Act” shall mean the United States Securities Act of 1933, as amended;

“Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

“Transaction” shall mean the purchase of the Skyway Shares by Wind Works Power from the Selling Shareholders in consideration for the issuance of the Wind Works Shares.

“Wind Works Shares” shall mean 2 million fully paid and non-assessable common shares of Wind Works, to be issued to the Selling Shareholders on the Closing Date.

1.2	Schedules

The following schedules are attached to and form part of this Agreement:

Schedule 1	Property Map

2.	THE OFFER, PURCHASE AND SALE OF SHARES

2.1	Offer, Purchase and Sale of Shares

Subject to the terms and conditions of this Agreement, the Selling Shareholder hereby covenants and agrees to sell, assign and transfer to Wind Works Power, and Wind Works Power hereby covenants and agrees to purchase from the Selling Shareholder the Skyway Shares held by the Selling Shareholder.

2.2	Consideration

As consideration for the sale of the Skyway Shares by the Selling Shareholder to Wind Works Power, Wind Works Power shall allot and issue the Wind Works Shares to the Selling Shareholder. The Selling Shareholder acknowledges and agrees that the Wind Works Shares are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act.  As required by applicable securities law, the Selling Shareholder agrees to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation.  All certificates representing the Wind Works Shares issued on Closing will be endorsed with a restrictive legend similar in form and substance to the following:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

2.3	Share Exchange Procedure and Representations

The Selling Shareholder may exchange his certificate representing the Skyway Shares by delivering such certificate to Wind Works Power duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the Wind Works Shares to the holder thereof.

2.4	Closing Date

The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

2.5	Restricted Shares

The Selling Shareholder acknowledges that the Wind Works Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

2.6	Exemptions

The Selling Shareholder acknowledges that Wind Works Power has advised such Selling Shareholder that Wind Works Power is relying upon the representations and warranties of the Selling Shareholder and, as a consequence, certain protections, rights and remedies provided by the  Securities Act will not be available to the Selling Shareholder.

2.8	Canadian Resale Restrictions

The Selling Shareholder acknowledges that Wind Works   is not a reporting issuer in any province or territory of Canada and accordingly, any applicable hold periods in any Canadian jurisdiction will be applicable and the Wind Works Shares may be subject to resale restrictions in Canada for an indefinite period of time.  Additionally, the Selling Shareholder acknowledges that resale of any of the Wind Works Shares by the Selling Shareholder resident in Canada is restricted except pursuant to an exemption from applicable securities legislation.

3.	REPRESENTATIONS AND WARRANTIES OF SKYWAY AND THE SELLING SHAREHOLDER

As of the Closing, Skyway and the Selling Shareholder, jointly and severally, represent and warrant to Wind Works, and acknowledge that Wind Works is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Wind Works, as follows:

3.1	Organization and Good Standing

Skyway is a corporation duly organized, validly existing and in good standing under the laws of the province of Ontario and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Skyway is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which Skyway owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Skyway taken as a whole.

3.2	Authority

Skyway has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Skyway Documents”) to be signed by Skyway and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of each of the Skyway Documents by Skyway and the consummation of the transactions contemplated hereby have been duly authorized by Skyway’s board of directors.  No other corporate or shareholder proceedings on the part of Skyway is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This Agreement has been, and the other Skyway Documents when executed and delivered by Skyway as contemplated by this Agreement will be, duly executed and delivered by Skyway and this Agreement is, and the other Skyway Documents when executed and delivered by Skyway as contemplated hereby will be, valid and binding obligations of Skyway enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

3.3	Capitalization of Skyway

As of the date of this Agreement, and as of the Closing Date, all of the issued and outstanding Class B Common Stock, the Class A Preferred Shares, or other  securities of Skyway  will have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the laws of the province of Ontario.  There are no agreements purporting to restrict the transfer of the Skyway Shares,  no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Skyway Shares.  In addition, there will not be at Closing, any equity securities issued or issuable or other securities or agreements in which the holder  can  exercise and  convert into any class of  equity securities of Skyway.

3.4	Title and Authority of Selling Shareholder

The Selling Shareholder is and will be as of the Closing, the registered and beneficial owner of and will have good and marketable title to the Skyway Shares held by it and will hold such free and clear of all liens, charges and encumbrances whatsoever; and such Skyway Shares held by such Selling Shareholder have been duly and validly issued and are outstanding as fully paid and non-assessable equity shares in the capital of Skyway.  The Selling Shareholder has due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the registered, legal and beneficial title and ownership of the Skyway Shares  held by it.

3.5	Shareholders of Skyway

As of the Closing Date, Derek Tennant will be the sole holder of 70% of the shares of Skyway, and he will receive all of the common stock of Wind Works to be issued as part of this Agreement. There is no person or entity entitled to receive any equity securities, warrants, options or other instruments that may be converted into equity securities of Skyway and that there are no outstanding options, warrants or other securities as of the date hereof and as of the Closing Date.

The Selling Shareholder is either an accredited or sophisticated investor.  He has received satisfactory answers to any questions submitted to Wind Works Power or Wind Works. He has reviewed the Wind Works filings as submitted to the United States Securities and Exchange Commission.

3.6	Corporate Records of Skyway

The corporate records of Skyway, as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute book of Skyway is, in all material respects, correct and contains all records required by all applicable laws, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Skyway.

3.7	Non-Contravention

Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Skyway or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Skyway or any of its subsidiaries, or any of their respective material property or assets;

(b	violate any provision of the Constitution, Articles of Incorporation or bylaws of Skyway, any of its subsidiaries (if applicable) or any applicable laws; or

(c)
violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Skyway, any of its subsidiaries or any of their respective material property or assets.

(d)
Until the Closing Date but in no event later than October  31,  2009, unless extended by mutual consent of Skyway and Wind Works Power, no officer, director, affiliate or principal shareholder of either Company will solicit or entertain offers for the possible sale, acquisition, merger or similar transaction in connection with the operations of each party’s respective business or assets.

3.8	Actions and Proceedings

To the best knowledge of Skyway, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Skyway or which involves any of the business, or the properties or assets of Skyway that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Skyway taken as a whole (a “Skyway Material Adverse Effect”).  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Skyway Material Adverse Effect.

3.9	Compliance

(a)
To the best knowledge of Skyway, Skyway is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Skyway;

(b)
To the best knowledge of Skyway, Skyway is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Skyway Material Adverse Effect;

(c)
Skyway has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Skyway, threatened, and none of them will be adversely affected by the consummation of the Transaction; and

(d)
Skyway has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  Skyway has not received any notice of any violation thereof, nor is Skyway aware of any valid basis therefore.

3.10	Filings, Consents and Approvals

No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Skyway  or the Selling Shareholder of the Transaction contemplated by this Agreement or to enable Wind Works to continue to conduct Skyway’s business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.11	Financial Representations

The consolidated balance sheets for Skyway for its last fiscal year (the “Skyway Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for such fiscal year and interim period then ended (collectively, the “Skyway Financial Statements”) to be supplied on or before the Closing Date will be:

(A)	in accordance with the books and records of Skyway; and

(B)	present fairly the financial condition of Skyway as of the respective dates indicated and the results of operations for such periods.

Skyway has not received any advice or notification from its independent certified public accountants that Skyway has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Skyway Financial Statements or the books and records of Skyway, any properties, assets, Liabilities, revenues, or expenses.  The books, records, and accounts of Skyway accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Skyway.  Skyway has not engaged in any transaction, maintained any bank account, or used any funds of Skyway, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Skyway.

3.12	Absence of Undisclosed Liabilities

Skyway does not have any material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that exceed $1,000, which:

(a)	are not set forth in the Skyway Financial Statements or have not heretofore been paid or discharged;

(b	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Wind Works; or

(c)
have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Skyway Financial Statements

3.13	Tax Matters

(a)	As of the date hereof:

(i)
Skyway has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Skyway, and

(ii)	all such returns are true and correct in all material respects;

(b)
Skyway has paid,  all taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Skyway Material Adverse Effect;

(c)
Skyway is not presently under or has not received notice of, any contemplated investigation or audit by regulatory or governmental agency of body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)
all Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(e)
to the best knowledge of Skyway, the Skyway Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Skyway for the accounting period ended on the Skyway Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Skyway Accounting Date or for any profit earned by Skyway on or prior to the Skyway Accounting Date or for which Skyway is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Skyway Financial Statements.

3.14	Absence of Changes

Since the Skyway Accounting Date, Skyway has not:

(a)
incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)
created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Skyway or its subsidiaries to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)
received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $2,500;

(j)
other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

3.15	Absence of Certain Changes or Events

Since the date of the financial statements,  there has not been:

(a)	any material change in the financial condition of Skyway; or

(b)	any material change by Skyway in its accounting methods, principles or practices.

3.16	Subsidiaries

Skyway does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

3.17	Personal and Property

Skyway possesses, and has good and marketable title of all property necessary for the continued operation of the business of Skyway as presently conducted and as represented to Wind Works Power.  All such property is used in the business of Skyway.  All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used.  All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Skyway is owned by Skyway free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as set forth herein:

There are no outstanding agreements or options to acquire or purchase the Skyway 126 project, or any interest in or any portion thereof and no person, firm or corporation has any proprietary or possessory or royalty interest in Skyway 126 other than Skyway 126 Energy Inc.;

Skyway 126 is free and clear of all Liens, defects in title and third party interests other than the interests of Skyway 126 Energy Inc.;

3.18	Intellectual Property

(a)	Intellectual Property Assets

Skyway owns or holds an interest in all intellectual property assets necessary for the operation of the business of Skyway as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

(1)	all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the “Marks”);

(2)	all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);

(3)	all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(4)
all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Skyway as licensee or licensor (collectively, the “Trade Secrets”).

(b)	Intellectual Property and Know-How Necessary for the Business

Skyway is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party of all the Intellectual Property Assets.  All former and current employees and contractors of Skyway have executed written contracts, agreements or other undertakings with Skyway that assign all rights to any inventions, improvements, discoveries, or information relating to the business of Skyway.  No employee, director, officer or shareholder of Skyway owns directly or indirectly in whole or in part, any Intellectual Property Asset which Skyway is presently using or which is necessary for the conduct of its business.  To the best knowledge of Skyway, no employee or contractor of Skyway has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Skyway.

Patents

Skyway does not hold any right, title or interest in and to any Patent and Skyway has not filed any patent application with any third party.  To the best knowledge of Skyway, none of the products manufactured and sold, nor any process or know-how used, by Skyway infringes or is alleged to infringe any patent or other proprietary night of any other person or entity.

Trademarks

Skyway does not hold any right, title or interest in and to any Mark and Skyway has not registered or filed any application to register any Mark with any third party.  To the best knowledge of Skyway, none of the Marks, if any, used by Skyway infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

Copyrights

If applicable, all registered Copyrights are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.  To the best knowledge of Skyway, no Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.  All works encompassed by the Copyrights have been marked with the proper copyright notice.

Trade Secrets

Skyway has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.  Skyway has good title and an absolute right to use the Trade Secrets.  The Trade Secrets are not part of the public knowledge or literature, and to the best knowledge of Skyway, have not been used, divulged, or appropriated either for the benefit of any person or entity or to the detriment of Skyway.  No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.19	Insurance

The assets owned by Skyway are insured under various policies of general product liability and other forms of insurance consistent with prudent business practices.  All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default by Skyway, or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder.  All premiums to date have been paid in full.

3.20	Employees and Consultants

All employees and consultants of Skyway have been paid all salaries, wages, income and any other sum due and owing to them by Skyway, as at the end of the most recent completed pay period.  Skyway is not aware of any labor conflict with any employees that might reasonably be expected to have a Skyway Material Adverse Effect.  To the best knowledge of Skyway, no employee of Skyway is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Skyway or any other nature of the business conducted or to be conducted by Skyway.

3.20	Real Property

Skyway does not own any real property.  Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which Skyway is a party or is bound is legal, valid, binding, enforceable and in full force and effect in all material respects.  All rental and other payments required to be paid by Skyway pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases.  The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date.  Skyway has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.21	Material Contracts and Transactions

Schedule 3 attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which Skyway is a party (each, a “Contract”).  Each Contract is in full force and effect, and there exists no material breach or violation of or default by Skyway under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by Skyway.  The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement.  There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

3.22	Certain Transactions

Skyway is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.23	No Brokers

Skyway has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

3.24	Completeness of Disclosure

No representation or warranty by Skyway or any Selling Shareholder in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Wind Works pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.	REPRESENTATIONS AND WARRANTIES OF WIND WORKS AND WIND WORKS POWER

As of the Closing, Wind Works  and Wind Works Power represent and warrant to Skyway and the Selling Shareholder and acknowledge that Skyway and the Selling Shareholder is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Skyway or the Selling Shareholder, as follows:

4.1	Organization and Good Standing

Wind Works and Wind Works Power are duly incorporated, organized, validly existing and in good standing under the laws of the state or province of their incorporation.  Each has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Each is qualified to do business and is in good standing in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of Wind Works or Wind Works Power.

4.2	Authority

Wind Works and Wind Works Power have all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Wind Works Documents”) to be signed by each and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of the Wind Works Documents by each  and the consummation by each of the transactions contemplated hereby have been duly authorized by the respective  board of directors and no other corporate or shareholder proceedings on the part of either corporation  is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This Agreement has been, and the other Wind Works Documents when executed and delivered by Wind Works and Wind Works Power as contemplated by this Agreement will be, duly executed and delivered by Wind Works and this Agreement is, and the other Wind Works Documents when executed and delivered by Wind Works and Wind Works Power, as contemplated hereby will be, valid and binding obligations of Wind Works and Wind Works Power enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

4.3	Capitalization of Wind Works

As of the date of this Agreement and as of the Closing Date, all of the issued and outstanding shares of Wind Works Common Stock will be duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations.

4.4	Corporate books and records

The corporate records of Wind Works, as required to be maintained by it pursuant to the laws of the State of Nevada, are accurate, complete and current in all material respects, and the minute book of Wind Works is, in all material respects, correct and contains all material records required by the law of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Wind Works.

4.5	Non-Contravention

Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

               (A) conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or   both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Wind Works under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Wind Works or any of its material property or assets;

(B) violate any provision of the applicable incorporation or charter documents of Wind Works; or

(C)violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Wind Works or any of its material property or assets.

4.6	Validity of Wind Works Common Stock Issuable upon the Transaction

The Wind Works Shares to be issued to the Selling Shareholders upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

4.7	Actions and Proceedings

To the best knowledge of Wind Works, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Wind Works, threatened against Wind Works which involves any of the business, or the properties or assets of Wind Works that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Wind Works taken as a whole (a “Wind Works Material Adverse Effect”).  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Wind Works Material Adverse Effect.

4.8	Compliance

(A)
To the best knowledge of Wind Works, Wind Works is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Wind Works;

(B)
To the best knowledge of Wind Works, Wind Works is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Wind Works Material Adverse Effect;

(C)
Wind Works has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Wind Works, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(D)
wind Works has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  Wind Works has not received any notice of any violation thereof, nor is Wind Works aware of any valid basis therefore.

4.9	Filings, Consents and Approvals

No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Wind Works of the Transaction contemplated by this Agreement to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

4.10	SEC Filings

Wind Works has furnished or made available to Skyway and the Selling Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by Wind Works with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Wind Works SEC Documents”). As of their respective dates, the Wind Works SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Wind Works SEC Documents.  Financial Representations

Included with the Wind Works SEC Documents are true, correct, and complete copies of audited balance sheets for Wind Works dated as of June 30, 2008, and unaudited balance sheets for Wind Works dated as of March 31, 2009 (the “Wind Works Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for the fiscal year and interim period then ended (collectively, the “Wind Works Financial Statements”).  The Wind Works Financial Statements:

(a) are in accordance with the books and records of Wind Works;

(b) present fairly the financial condition of Wind Works as of the respective dates indicated and the results of operations for such periods; and

(c)  have been prepared in accordance with GAAP.

Wind Works has not received any advice or notification from its independent certified public accountants that Wind Works has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Wind Works Financial Statements or the books and records of Wind Works, any properties, assets, Liabilities, revenues, or expenses.  The books, records, and accounts of Wind Works accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Wind Works.  Wind Works has not engaged in any transaction, maintained any bank account, or used any funds of Wind Works, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Wind Works.

4.11	Absence of Undisclosed Liabilities

As of the date of the financial statements, Wind Works has no material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(A) are not set forth in the Wind Works Financial Statements or have not heretofore been paid or discharged;

(B) did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Skyway;

(C) have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Wind Works Financial Statements; or

(D) have any material affect on the operations of the Company.

4.12	Tax Matters

As of the date hereof:

(A) Wind Works has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them, and

(B)  All such returns are true and correct in all material respects;

(C) Wind Works has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof;

(D) Wind Works is not presently under and has not received notice of, any contemplated investigation or audit by the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(E)  All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(F) To the best knowledge of Wind Works, the Wind Works Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Wind Works for the accounting period ended on the Wind Works Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Wind Works Accounting Date or for any profit earned by Wind Works on or prior to the Wind Works Accounting Date or for which Wind Works is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Wind Works Financial Statements.

4.13	Absence of Changes

Since the date of the Financial Statements, , except as disclosed in the Public SEC Documents and except as contemplated in this Agreement, Wind Works has not:

            (A) Incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

            (B) Sold, encumbered, assigned or transferred any material fixed assets or properties;

            (C) Created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Wind Works to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

            (D) Made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

          (E)  Declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

         (F)  Suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

         (G)  Suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

         (H) Received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

         (I)   Made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;

         (J)  Other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled; or

        (K) Agreed, whether in writing or orally, to do any of the foregoing.

4.14	Absence of Certain Changes or Events

Since the date of the financial statements,  except as and to the extent disclosed in the Wind Works SEC Documents, there has not been:

           (a) a Wind Works Material Adverse Effect; or

(b)any material change by Wind Works in its accounting methods, principles or practices.

4.15	Subsidiaries

Except as disclosed in this Agreement, Wind Works does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations, except as disclosed in the Wind Works SEC Documents.

4.16	Personal Property

There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Wind Works, except as disclosed in the Wind Works SEC Documents.

4.17	Employees

Wind Works does not have any employees  except as disclosed in the Wind Works SEC Documents.

4.18	No Brokers

Wind Works has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

4.19	Internal Accounting Controls

Wind Works maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Wind Works’s certifying officers have evaluated the effectiveness of Wind Works’s controls and procedures as of end of the filing period prior to the filing date of the Form 10-Q for the quarter ended March 31, 2009 (such date, the “Evaluation Date”).  Wind Works presented in its most recently filed Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in Wind Works’s internal controls or, to Wind Works’s knowledge, in other factors that could significantly affect Wind Works’s internal controls.

4.20	Listing and Maintenance Requirements

Wind Works is currently quoted on the OTC Bulletin Board and has not, in the 12 months preceding the date hereof, received any notice from the OTC Bulletin Board to the effect that Wind Works is not in compliance with the quoting, listing or maintenance requirements of the OTCBB or such other trading market.

4.21	Completeness of Disclosure

No representation or warranty by Wind Works in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Skyway pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.	CLOSING CONDITIONS

5.1	Conditions Precedent to Closing by Wind Works

The obligation of Wind Works to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth herein on a date mutually agreed upon by the parties hereto in writing.  The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of Wind Works and may be waived by Wind Works in its sole discretion.

(a)   Representations and Warranties

The representations and warranties of Skyway and the Selling Shareholders set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Skyway will have delivered to Wind Works a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Skyway in this Agreement are true and correct.

(b)   Performance

All of the covenants and obligations that Skyway and the Selling Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)   Transaction Documents

This Agreement, the Skyway Documents, the Skyway Financial Statements and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Wind Works, will have been executed and delivered to Wind Works.

(d)   Third Party Consents

Wind Works will have received from Skyway duly executed copies of any required  third-party consents, permits, authorizations and approvals of any public, regulatory  or governmental body or authority or person or entity contemplated by this Agreement (if any), in the form and substance reasonably satisfactory to Wind Works.

(e)   No Material Adverse Change

No Skyway Material Adverse Effect will have occurred since the date of this Agreement.

(f)    No Action

(1)	No suit, action, or proceeding will be pending or threatened which would:

(2)	prevent the consummation of any of the transactions contemplated by this Agreement; or

(3)	cause the Transaction to be rescinded following consummation.

(g) Delivery of Financial Statements

On or before October  31, 2009, Skyway will have delivered to Wind Works the Skyway Financial Statements within the time frame prescribed by this Agreement, which financial statements will include financial statements for Skyway’s two fiscal years, and financials for the three month period ended June 30,  2009.

(h)  Due Diligence Review of Financial Statements

Wind Works and its accountants will be reasonably satisfied with their due diligence investigation and review of the Skyway Financial Statements.

(i)   Minimum Equity Interest

The acquisition of no less than 70% of the outstanding Class B Common Stock.

(j)   Due Diligence Generally

Wind Works and its duly authorized representatives will be reasonably satisfied with their due diligence investigation of Skyway that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

(i) materials, documents and information in the possession and control of Skyway and the Selling Shareholders which are reasonably germane to the Transaction;

(ii) a physical inspection of the assets of Skyway by Wind Works or its representatives; and

(iii) title to the material assets of Skyway.

5.2	Conditions Precedent to Closing by Skyway

The obligation of Skyway and the Selling Shareholder to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties.  The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of Skyway and the Selling Shareholder and may be waived by Skyway and the Selling Shareholder in their discretion.

(a)

Representations and Warranties

The representations and warranties of Wind Works set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Wind Works will have delivered to Skyway a certificate dated the Closing Date, to the effect that the representations and warranties made by Wind Works in this Agreement are true and correct.

(b)

Performance

All of the covenants and obligations that Wind Works are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.  Wind Works must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)

Transaction Documents

This Agreement, the Wind Works Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Skyway, will have been executed and delivered by Wind Works.

(d)

Third Party Consents

Skyway will have received from Wind Works duly executed copies of any required  third-party consents, permits, authorizations and approvals of any public, regulatory (including the SEC) or governmental body or authority or person or entity contemplated by this Agreement (if any), in the form and substance reasonably satisfactory to Skyway.

(e)

No Material Adverse Change

No Wind Works Material Adverse Effect will have occurred since the date of this Agreement.

(f)

No Action

No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would result in and/or:

(i)prevent the consummation of any of the transactions contemplated by this Agreement;

or

(ii) cause the Transaction to be rescinded following consummation.

(g)

Public Market

On the Closing Date, the shares of Wind Works Common Stock will be quoted on the Over-The-Counter Bulletin Board.

(h)

Due Diligence Review of Financial Statements

Skyway and its accountants will be reasonably satisfied with their due diligence investigation and review of the Wind Works Financial Statements, the Wind Works SEC Documents, and the contents thereof, prepared in accordance with GAAP.

(i)

Due Diligence Generally

Skyway will be reasonably satisfied with their due diligence investigation of Wind Works that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction.

6.	ADDITIONAL COVENANTS OF THE PARTIES

6.1	Notification of Financial Liabilities

Skyway will immediately notify Wind Works  if Skyway receives any advice or notification from its independent certified public accounts that Skyway has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of Skyway, any properties, assets, Liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect.

6.2	Access and Investigation

Between the date of this Agreement and the Closing Date, Skyway, on the one hand, and Wind Works, on the other hand, will, and will cause each of their respective representatives to:

(1) afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(2) furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

(3) furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party.  Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

6.3	Confidentiality

All information regarding the business of Skyway including, without limitation, financial information that Skyway provides to Wind Works during the Wind Works due diligence investigation of Skyway will be kept in strict confidence by Wind Works and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Wind Works or disclosed to any third party (other than the Wind Works professional accounting and legal advisors) without the prior written consent of Skyway.  If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Skyway, Wind Works will immediately return to Skyway (or as directed by Skyway) any information received regarding Skyway’s business.  Likewise, all information regarding the business of Wind Works including, without limitation, financial information that Wind Works provides to Skyway during its due diligence investigation of Wind Works will be kept in strict confidence by Skyway and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Skyway or disclosed to any third party (other than Skyway’s professional accounting and legal advisors) without the prior written consent of Wind Works.  If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Wind Works, Skyway will immediately return to Wind Works (or as directed by Wind Works) any information received regarding Wind Works’s business.

6.4	Notification

Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change.  During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.5	Exclusivity

Until such time, if any, as this Agreement is terminated pursuant to this Agreement, Skyway and Wind Works will not, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Skyway or Wind Works, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

6.6	Conduct of Skyway and Wind Works Business Prior to Closing

From the date of this Agreement to the Closing Date, and except to the extent that Wind Works otherwise consents in writing, Skyway will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.  Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Skyway otherwise consents in writing, Wind Works will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

6.7	Certain Acts Prohibited – Skyway

Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Skyway will not, without the prior written consent of Wind Works:

(1)	amend its Articles of Incorporation or other incorporation documents;

(2)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Skyway except in the ordinary course of business;

(3)	dispose of or contract to dispose of any Skyway property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;

(4)
issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Skyway Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(5)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Skyway Common Stock, or

(6)	split, combine or reclassify any Skyway Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Skyway Common Stock; or

(7)
not materially increase benefits or compensation expenses of Skyway, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

6.8	Certain Acts Prohibited – Wind Works

Except as expressly contemplated by this Agreement, between the date of this Agreement and the Closing Date, Wind Works will not, without the prior written consent of Skyway:

(1)	incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of Wind Works except in the ordinary course of business consistent with past practice;

(2)	dispose of or contract to dispose of any Wind Works property or assets except in the ordinary course of business consistent with past practice;

(3)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Wind Works Common Stock; or

(4)
materially increase benefits or compensation expenses of Wind Works, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person.

6.9	Public Announcements

Wind Works and Skyway each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required by the disclosure obligation imposed on Wind Works or Skyway or their respective affiliates under rules or regulations of any stock exchange or laws of any jurisdiction.

7.	CLOSING

7.1           The Closing shall take place on the Closing Date at the offices of the lawyers for Wind Works or at such other location as agreed to by the parties.  Closing shall occur no later than October 31, 2009 unless extended by the mutual consent of the parties.

7.2 Closing Deliveries of Skyway and the Selling Shareholders

(1)           At Closing, Skyway and the Selling Shareholder will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Wind Works:

(2)          copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Skyway evidencing approval of this Agreement and the Transaction;

(3)          if the Selling Shareholder appoints any person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement, on behalf of the Selling Shareholder, a valid and binding power of attorney or equivalent from such Selling Shareholder;

(4)         share certificates representing the Skyway Shares as required pursuant to  this Agreement, if such have been issued;

(5)         certificates and other documents required by Sections 0 and 0 of this Agreement; and

(6)         the Skyway Documents, the Skyway Financial Statements and any other necessary documents, each duly executed by Skyway, as required to give effect to the Transaction.

(7)         a certificate of an officer of Skyway, dated as of Closing, certifying that:

the Wind Works Documents and any other necessary documents, each duly executed by Wind Works, as required to give effect to the Transaction

7.3	Closing Deliveries of Wind Works

At Closing, Wind Works will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Skyway:

(1)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Wind Works evidencing approval of this Agreement and the Transaction;

(2)	all certificates and other documents required by this Agreement;

(3)	a certificate of an officer of Wind Works, dated as of Closing, certifying that:

the Wind Works Documents and any other necessary documents, each duly executed by Wind Works, as required to give effect to the Transaction.

(4)	the share certificates representing the Wind Works Shares will be delivered within 15 days of closing.

8.	TERMINATION

8.1	Termination

This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(A)   mutual agreement of Wind Works and Skyway;

(B)   Wind Works, if there has been a material breach by Skyway or any of the Selling Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Skyway or the Selling Shareholders that is not cured, to the reasonable satisfaction of Wind Works, within ten business days after notice of such breach is given by Wind Works (except that no cure period will be provided for a breach by Skyway or the Selling Shareholders that by its nature cannot be cured);

(C)   Skyway, if there has been a material breach by Wind Works of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Wind Works that is not cured by the breaching party, to the reasonable satisfaction of Skyway, within ten business days after notice of such breach is given by Skyway (except that no cure period will be provided for a breach by Wind Works that by its nature cannot be cured); or

(D)  Wind Works or Skyway if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transaction contemplated by this Agreement has become final and non-appealable.

8.2	Effect of Termination

In the event of the termination of this Agreement,  this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

9.	INDEMNIFICATION, REMEDIES, SURVIVAL

9.1	Certain Definitions

For the purposes of this Article 10 the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Wind Works or Skyway including damages for lost profits or lost business opportunities.

9.2	Agreement of Skyway to Indemnify

Skyway will indemnify, defend, and hold harmless, to the full extent of the law, Wind Works and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Wind Works and its shareholders by reason of, resulting from, based upon or arising out of:

(A)
the breach by Skyway of any representation or warranty of Skyway contained in or made pursuant to this Agreement, any Skyway Document or any certificate or other instrument delivered pursuant to this Agreement; or

(B)
the breach or partial breach by Skyway of any covenant or agreement of Skyway made in or pursuant to this Agreement, any Skyway Document or any certificate or other instrument delivered pursuant to this Agreement.

9.3	Agreement of the Selling Shareholder to Indemnify

The Selling Shareholder will indemnify, defend, and hold harmless, to the full extent of the law, Wind Works and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Wind Works and its shareholders by reason of, resulting from, based upon or arising out of:

(A)	any breach by the Selling Shareholder of this Agreement; or

(B)
any misstatement, misrepresentation or breach of the representations and warranties made by the Selling Shareholder contained in or made pursuant to the Questionnaires executed by each Selling Shareholder as part of the share exchange procedure detailed in this Agreement.

9.4	Agreement of Wind Works to Indemnify

Wind Works will indemnify, defend, and hold harmless, to the full extent of the law, Skyway and the Selling Shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Skyway and the Selling Shareholders by reason of, resulting from, based upon or arising out of:

(A) the breach by Wind Works of any representation or warranty of Wind Works contained in or made pursuant to this Agreement, any Wind Works Document or any certificate or other instrument delivered pursuant to this Agreement; or

(B) the breach or partial breach by Wind Works of any covenant or agreement of Wind Works made in or pursuant to this Agreement, any Wind Works Document or any certificate or other instrument delivered pursuant to this Agreement.

10.	MISCELLANEOUS PROVISIONS

10.1	Effectiveness of Representations; Survival

Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake.  Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until three (3) years after the Closing Date.

10.2	Further Assurances

Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

10.3	Amendment

This Agreement may not be amended except by an instrument in writing signed by each of the parties.

10.4	Expenses

Wind Works will bear all costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives and accountants; provided that Wind Works and Skyway will bear its respective legal and accounting costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby.

10.5	Entire Agreement

This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.  Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.6	Notices

All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If the Skyway or any of the Selling Shareholders:

Skyway 126 Wind Energy Inc.,

Derek Tennant

President

Skyway Wind Group

51 St. Lawrence St.,

Collingwood,

Ontario, L9Y4Y3

705 446 2004 O

705 888 4110 C

If to Wind Works:

Wind Works Power Corp.

346 Waverly Street

Ottawa, Ontario  K2P 0W5

Attn:  Greg Wilson

All such notices and other communications will be deemed to have been received:

in the case of personal delivery, on the date of such delivery;

in the case of a fax or electronic mail, on the date of such delivery;

in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

in the case of mailing, on the fifth business day following mailing.

10.8	Headings

The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.9	Benefits

This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

10.10	Assignment

This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

10.11	Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein.   In the event of any dispute arising under this Agreement,   the parties consent to the jurisdiction of the courts located in the province of Ontario, Canada.

11.	Construction

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

12.	Gender

All references to any party will be read with such changes in number and gender as the context or reference requires.

13.	Business Days

If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday, Sunday or a legal holiday in the State of Nevada, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

14.	Counterparts

This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

15.	Fax Execution

This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

16.	Schedules and Exhibits

The schedules and exhibits are attached to this Agreement and incorporated herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Wind Works Power  Corp.

By:    /s/ Ingo Stuckmann
Authorized Signatory
Name: Ingo Stuckmann
Title:   President

Wind Works Power Canada Inc

By:   /s. W. Campbell Birge
W. Campbell Birge, pres

Skyway 126 Wind Energy Inc.,

By:    /s/ Derek Tennant
AuthorizedSignatory
Name:DerekTennant
Title:   President

SCHEDULE  1

PROPERTY LOCATION